IMAX CORPORATION
Exhibit 4.2
[EXECUTION COPY]
AMENDMENT TO SHAREHOLDERS’ AGREEMENT
(SELLING SHAREHOLDERS)
March 1, 1994
To the Parties Named on
     the Signature Pages Hereto
Gentlemen:
     We refer to the Shareholders Agreement dated as of January 3, 1994 (the “Shareholders Agreement”) among the undersigned and you. Unless otherwise defined herein, the terms defined in the Shareholders Agreement shall be used herein as therein defined.
     The parties desire to amend the Shareholders Agreement as provided herein. Accordingly, it is hereby agreed by you and us that the second and third recitals of the Shareholders Agreement are, effective as of the date first above written, hereby amended and restated in their entirety to read as follows:
     WHEREAS, upon the Closing (as defined in the Acquisition Agreement), each of Gelfond and Wechsler will be the registered holder and beneficial owner of an aggregate of 387,945 common shares of the Company (the “Common Stock”) and warrants (the “GW Warrants”) to purchase 143, 879 shares of Common Stock;
     WHEREAS, upon the Closing, WP and certain of its partners and affiliates will be the registered holders and beneficial owners of an aggregate of 225,000 Class A Preferred Shares (“Class A Preferred Shares”) of the Company and warrants (“Warrants”) to purchase an aggregate of 3,562,060 shares of Common Stock;
     On an after the effective date of this letter amendment, each reference in the Shareholders Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Shareholders Agreement shall mean and be a reference to the Shareholders Agreement as amended by this letter amendment. The Shareholders Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning a counterpart of this letter amendment to the undersigned.
     This letter amendment may be executed and delivered (including by facsimile transmission) in any number of counterparts and by and combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same instrument.

Very truly yours, WGIM ACQUISITION CORPORATION
By	/s/ Peter D. Lyons
	Name:	Peter D. Lyons
	Title:	Vice President and Assistant Secretary

Agreed as of the date
  first above written:

/s/ Richard L. Gelfond Richard L. Gelfond

/s/ Bradley J. Wechsler Bradley J. Wechsler

/s/ Douglas Trumbull Douglas Trumbull

WASSERSTEIN PERELLA PARTNERS, L.P.

By	WASSERSTEIN PERELLA MANAGEMENT
PARTNERS, INC., its general partner

	By	W. Townsend Ziebold

	Name:	W. Townsend Ziebold
	Title:	Attorney-in-Fact

WASSERSTEIN PERELLA OFFSHORE PARTNERS, L.P.

By	WASSERSTEIN PERELLA MANAGEMENT
PARTNERS, INC., its general partner

	By	/s/ W. Townsend Ziebold

Name: W. Townsend Ziebold
Title: Attorney-in-Fact

Jonathan Barker	by	*	as attorney-in-fact

Jonathan Barker

Nancy Bell	by	*	as attorney-in-fact

Nancy Bell

Gregory J. Breen	by	*	as attorney-in-fact

Gregory J. Breen

C.W. Breukelman	by	*	as attorney-in-fact

C.W. Breukelman

David Breukelman	by	*	as attorney-in-fact

David Breukelman

Elaine Breukelman	by	*	as attorney-in-fact

Elaine Breukelman

Marion Breukelman	by	*	as attorney-in-fact

Marion Brueukelman

Tanya Breukelman	by	*	as attorney-in-fact

Tanya Breukelman

W.A. Breukelman	by	*	as attorney-in-fact

W.A. Breukelman

Canmont Investment Corp. Ltd.	by	*	as attorney-in-fact

Canmont Investment Corp. Ltd.

James B. Cawthon, Jr.	by	*	as attorney-in-fact

James B. Cawthon, Jr.

Elizabeth Chaplin	by	*	as attorney-in-fact

Elizabeth Chaplin

Diana Chaplin	by	*	as attorney-in-fact

Diana Chaplin

Gordon Chaplin	by	*	as attorney-in-fact

Gordon Chaplin

434786 Ontario Limited	by	*	as attorney-in-fact

434786 Ontario Limited

434787 Ontario Limited	by	*	as attorney-in-fact

434787 Ontario Limited

James D. Chaplin	by	*	as attorney-in-fact

James D. Chaplin

Janet Chaplin	by	*	as attorney-in-fact

Janet Chaplin

Richard Chaplin	by	*	as attorney-in-fact

Richard Chaplin

Charlford Investments Inc.	by	*	as attorney-in-fact

Charlford Investments Inc.

Ann Cochren	by	*	as attorney-in-fact

Ann Cochren

Doug Daymond	by	*	as attorney-in-fact

Doug Daymond

Stewart Daymond	by	*	as attorney-in-fact

Stewart Daymond

Daedalus Investments Ltd.	by	*	as attorney-in-fact

Daedalus Investments Ltd.

John M. Davison	by	*	as attorney-in-fact

John M. Davison

Executronics Limited	by	*	as attorney-in-fact

Executronics Limited

Allison Ferguson	by	*	as attorney-in-fact

Allison Ferguson

Betty Ferguson	by	*	as attorney-in-fact

Betty Ferguson

Graeme Ferguson	by	*	as attorney-in-fact

Graeme Ferguson

Munro Ferguson	by	*	as attorney-in-fact

Munro Ferguson

Joan Fisk	by	*	as attorney-in-fact

Joan Fisk

Forden Investments Ltd.	by	*	as attorney-in-fact

Forden Investments Ltd.

Nancy Garrett	by	*	as attorney-in-fact

Nancy Garrett

Michael A. Gibbon	by	*	as attorney-in-fact

Michael A. Gibbon

Graeholdings Ltd.	by	*	as attorney-in-fact

Graeholdings Ltd.

Jano Holdings Inc.	by	*	as attorney-in-fact

Jano Holdings Inc.

David Bedford Keighley	by	*	as attorney-in-fact

David Bedford Keighley

Patricia Anne Keighley	by	*	as attorney-in-fact

Patricia Anne Keighley

Barbara Kerr	by	*	as attorney-in-fact

Barbara Kerr

Robert Kerr	by	*	as attorney-in-fact

Robert Kerr

Janet Kroitor	by	*	as attorney-in-fact

Janet Kroitor

Paul Kroitor	by	*	as attorney-in-fact

Paul Kroitor

Roman Kroitor	by	*	as attorney-in-fact

Roman Kroitor

Stephanie Kroitor	by	*	as attorney-in-fact

Stephanie Kroitor

Tanya Kroitor	by	*	as attorney-in-fact

Tanya Kroitor

Yvanna Kroitor	by	*	as attorney-in-fact

Yvanna Kroitor

Karen Kurcera	by	*	as attorney-in-fact

Karen Kurcera

Ian Maxwell	by	*	as attorney-in-fact

Ian Maxwell

Lynn A. McCroskey	by	*	as attorney-in-fact

Lynn A. McCroskey

Andre Picard	by	*	as attorney-in-fact

Andre Picard

Jennifer H. Rae	by	*	as attorney-in-fact

Jennifer H. Rae

G. Mary Ruby	by	*	as attorney-in-fact

G. Mary Ruby

Scocam Investment Corp.	by	*	as attorney-in-fact

Scocam Investment Corp.

Sero Sed Serio Inc.	by	*	as attorney-in-fact

Sero Sed Serio Inc.

James Scott Shaw	by	*	as attorney-in-fact

James Scott Shaw

William C. Shaw	by	*	as attorney-in-fact

William C. Shaw

Alexandra Shea	by	*	as attorney-in-fact

Alexandra Shea

Stephen Low Productions Inc.	by	*	as attorney-in-fact

Stephen Low Productions Inc.

Martha Turner	by	*	as attorney-in-fact

Martha Turner

Alvis P. Wales, Jr.	by	*	as attorney-in-fact

Alvis P. Wales, Jr.

Robert Andrew Warnock	by	*	as attorney-in-fact

Robert Andrew Warnock

James Warnock	by	*	as attorney-in-fact

James Warnock

Anne D. Watkinson	by	*	as attorney-in-fact

Anne D. Watkinson

*	William A. Breukelman, by signing his name hereto, does hereby sign this letter amendment on behalf of each of the Selling Shareholders after whose typed names asterisks appear pursuant to a power of attorney duly executed by each such Selling Shareholder.

By	/s/ William A. Breukelman
Attorney-in-fact

By	/s/ William A. Breukelman
William A. Breukelman